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                                                                   Exhibit 10.35


                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, dated as of the ____ day of ________ 199__, between Video Jukebox Network, Inc., a Florida corporation (the "Company"), and______________________________________________________________
___________________________, an individual whose mailing address is the "Director").


                                    RECITALS:


         A. The Company desires to retain the services of the Director as a director of the Company.

         B. As a condition to the Director's agreement to continue to serve as a director of the Company, the Director requires that he be indemnified from liability to the fullest extent permitted by law.

         C. The Company is willing to indemnify the Director to the fullest extent permitted by law in order to retain the services of the Director.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, the Company and the Director agree as follows:

         SECTION 1. MANDATORY INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Director from and against any claims, damages, expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to employee benefit plans) and amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) and to which the Director was or is a party, or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Director in any such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



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         SECTION 2. MANDATORY INDEMNIFICATION IN ACTIONS OR SUITS BY OR IN THE
RIGHT OF THE COMPANY. Subject to Section 4 hereof, the Company shall indemnify and hold harmless the Director from and against any expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor and to which the Director was or is a party or is threatened to be made a party by reason of the fact that the Director is or was a director, officer, stockholder, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Director in such capacity or capacities, provided that the Director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Director shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Director is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

         SECTION 3. REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. The Company shall reimburse the Director for expenses (including attorneys' fees) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of any suit or action described in Section 2 hereof that results in an adjudication that the Director was liable for negligence (including gross negligence but not willful misconduct) in the performance of his duty to the Company; provided, however, that no reimbursement shall be made by or on behalf of the Director if a judgment or other final adjudication establishes that the Director's actions, or omissions to act, were material to the cause of action so adjudicated and reimbursement is prohibited under Section 607.0850(7) of the Florida Statutes, or any amendment thereto.

         SECTION 4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 hereof (unless ordered by a court) and any reimbursement made under Section 3 hereof shall be made by the Company only as authorized in the specific case upon a determination (the "Determination") that indemnification or reimbursement of the Director is proper in the circumstances because the Director has met the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, as the case may be. Subject to Sections 5.6, 5.7, 5.8 and 8 of this Agreement, the Determination shall be made (in the following order of preference):

         (1) first, by the Company's Board of Directors (the "Board") by majority vote or consent of a quorum consisting of directors ("Disinterested Directors") who are not, at the time of the Determination, named parties to such action, suit or proceeding; or


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         (2) next, if such a quorum of Disinterested Directors cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

         (3) next, if such a committee cannot be designated, by independent legal counsel (who may be the outside counsel regularly employed by the Company) in a written opinion; or

         (4) next, if such legal opinion cannot be obtained, by vote or consent of the holders of a majority of the votes represented by the Company's common stock (of all classes) that are represented in person or by proxy and entitled to vote at a meeting called for such purpose.

         4.1. NO PRESUMPTIONS. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Director did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         4.2 BENEFIT PLAN CONDUCT. The Director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that the Director reasonably believed to be not opposed to the best interests of the Company.

         4.3 RELIANCE AS SAFE HARBOR. For purposes of any Determination hereunder, the Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 4.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Director is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section 4.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct set forth in Sections 1, 2 or 3 hereof, as the case may be.


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         4.4 SUCCESS ON MERITS OR OTHERWISE. Notwithstanding any other provision of this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 4.4, the term "successful on the merits or otherwise" shall include, but not be limited to,
(i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Director without any express finding of liability or guilt against him; (ii) the expiration of 90 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit or proceeding under
Section 1, 2 or 3 hereof pursuant to which the Director pays less than $15,000.

         4.5 PARTIAL INDEMNIFICATION OR REIMBURSEMENT. If the Director is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the claims, damages, expenses (including attorneys' fees), judgments, fines or amounts paid in settlement by the Director in connection with the investigation, defense, settlement or appeal of any action specified in Section 1, 2 or 3 hereof, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Director for the portion thereof to which the Director is entitled. The party or parties making the determination shall determine the portion (if less than all) of such claims, damages, expenses (including attorneys' fees), judgments, finds or amounts paid in settlement for which the Director is entitled to indemnification and/or reimbursement under this Agreement.

         SECTION 5. PROCEDURES FOR DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

         5.1 COSTS. All costs of making the Determination required to Section 4 hereof shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by the Director to enforce this Agreement, including, but not limited to, the costs incurred by the Director to obtain court-ordered indemnification pursuant to Section 8 hereof, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any suits or proceedings challenging payments to the Director under this Agreement.

         5.2 TIMING OF THE DETERMINATION. The Company shall use its best efforts to make the Determination contemplated by Section 4 hereof promptly. In addition, the Company agrees:

             (a) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 15 days after a written request for a Determination (a "Request") is delivered to the Company by the Director;

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             (b) if the Determination is to be made by independent legal counsel, such Determination shall be made not later than 30 days after a Request is delivered to the Company by the Director; and


             (c) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than 120 days after a Request is delivered to the Company by the Director.

The failure to make a Determination with in the above-specified time period shall constitute a Determination approving full indemnification or reimbursement of the Director. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) the Director's payment (or incurring) of expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit or proceeding with respect to which indemnification or reimbursement is sought.

         5.3 REASONABLENESS OF EXPENSES. The evaluation and finding as to the reasonableness of expenses incurred by the Director for purposes of this Agreement shall be made (in the following order of preference) within 15 days of the Director's delivery to the Company of a reasonable accounting of expenses incurred (which may be part of the Request or delivered at any time before or after delivery of a Request):

             (a) first, by the Board by a majority vote of a quorum consisting of Disinterested Directors; or

             (b) next, if a quorum cannot be obtained under subdivision (a), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or

             (c) next, if a finding cannot be obtained under either subdivision
(a) or (b), by vote or consent of the holders of a majority of the votes represented by the Company's common stock that are represented in person or by proxy and entitled to vote at a meeting called for such purpose.

All expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 5.3 is not made within the prescribed 15 days. The finding required by this Section 5.3 may be made in advance of the payment (or incurring) of the expenses for which indemnification or reimbursement is sought.

         5.4 PAYMENT OF INDEMNIFIED AMOUNT. Immediately following a Determination that the Director has met the applicable standard of conduct set forth in Section 1,2 or 3 hereof, as the case may be, and the finding of reasonableness of expenses contemplated by Section 5.3 hereof, or the passage of time prescribed for making such determination(s), the Company shall


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pay to the Director in cash the amount to which the Director is entitled to be indemnified and/or reimbursed, as the case may be, without further authorization or action by the Board; provided, however, that the expenses for which indemnification or reimbursement is sought have actually been incurred by the Director.

         5.5 STOCKHOLDER VOTE ON DETERMINATION. The Director and any other stockholder who is a party to the proceeding for which indemnification or reimbursement is sought shall be entitled to vote on any Determination to be made by the Company's stockholders, including a Determination made pursuant to
Section 5.7 hereof. In addition, in connection with each meeting at which a stockholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Director. The Company proxy statement relating to the proposal to indemnify or reimburse the Director shall not include a recommendation against indemnification or reimbursement.

         5.6 SELECTION OF INDEPENDENT LEGAL COUNSEL. If the Determination required under Section 4 is to be made by independent legal counsel, such counsel shall be selected by the Director with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 5.8 hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by counsel.

         5.7 RIGHT OF THE DIRECTOR TO APPEAL AN ADVERSE DETERMINATION BY BOARD. If a Determination is made by the Board or a committee thereof that the Director did not meet the applicable standard of conduct set forth in Section 1, 2 or 3 hereof, upon the written request of the Director and the Director's delivery of $500 to the Company, the Company shall cause a new Determination to be made by the Company's stockholders at the next regular or special meeting of stockholders. Subject to Section 8 hereof, such Determination by the Company's stockholders shall be binding and conclusive for all purposes of this Agreement.

         5.8. RIGHT OF THE DIRECTOR TO SELECT FORUM FOR DETERMINATION. If, at any time subsequent to the date of this Agreement, "Continuing Directors" do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company (as contemplated by Item 403(c) of Regulation S-K), then upon the request of the Director, the Company shall cause the Determination required by Section 4 hereof to be made by independent legal counsel selected by the Director and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of clause (3) of Section 4 hereof. If none of the legal counsel selected by the Director are willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director"


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means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

         5.9 ACCESS BY THE DIRECTOR TO DETERMINATION. The Company shall afford to the Director and his representatives ample opportunity to present evidence of the facts upon which the Director relies for indemnification or reimbursement, together with other information relating to any requested Determination. The Company shall also afford the Director the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a stockholder Determination.

         5.10 JUDICIAL DETERMINATIONS IN DERIVATIVE SUITS. In each action or suit described in Section 2 hereof, the Company shall cause its counsel to use its best efforts to obtain from the court in which such action or suit was brought (i) an express adjudication whether the Director is liable to the Company, and, if the Director is so liable, (ii) both (a) a determination whether the liability is based upon willful misconduct, and (b) a determination whether and to what extent, despite the adjudication of liability but in view of all the circumstances of the case (including this Agreement), the Director is fairly and reasonably entitled to the indemnification and/or reimbursement.

         SECTION 6. SCOPE OF INDEMNITY. The actions, suits and proceedings described in Sections 1, 2 or 3 hereof shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of the Director both in his official capacities as a Company director or officer and actions taken in another capacity while serving as director or officer, including, but not limited to, actions or proceedings involving (i) compensation paid to the Director by the Company, (ii) activities by the Director on behalf of the Company, including actions in which the Director is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity," (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by the Director in Company securities, and (vi) the Director's preparation for and appearance (or potential appearance) as a witness in any proceeding relating, directly or indirectly, to the Company. In addition, the Company agrees that, for purposes of this Agreement, all services performed by the Director on behalf of, in connection with or related to any subsidiary of the Company, any employee benefit plan established for the benefit of employees of the Company or any subsidiary, any Company or partnership in which the Company or any subsidiary has a five percent ownership interest or any other affiliate shall be deemed to be at the request of the Company.

         SECTION 7.  ADVANCE FOR EXPENSES.

         7.1 MANDATORY ADVANCE. Expenses (including attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other payments) incurred by the Director in investigating, defending, settling or appealing any action, suit or proceeding described in Section 1, 2 or 3 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Director, but in no event later than 10 days following the Director's delivery


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to the Company of a written request for an advance pursuant to this Section 7, together with a reasonable accounting of such expenses.

         7.2 UNDERTAKING TO REPAY. The Director hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 7 if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company for such amounts.

         7.3 MISCELLANEOUS. The Company shall make the advances contemplated by this Section 7 regardless of the Director's financial ability to make repayment, and regardless of whether indemnification of the Director by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this
Section 7 shall be unsecured and interest-free.

         SECTION 8. COURT-ORDERED INDEMNIFICATION. Regardless of whether the Director has met the standard of conduct set forth in Sections 1,2 or 3 hereof, as the case may be, and notwithstanding the presence or absence of any Determination whether such standards have been satisfied, the Director may apply for indemnification (and/or reimbursement pursuant to Section 3 or 11 hereof) to the court conducting any proceeding to which the Director is a party or to any other court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or reimbursement) if it determines the Director is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances, including this Agreement.

         SECTION 9. COVENANT NOT TO SUE, LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Director, his spouse, heirs, executors, personal representatives or administrators after the expiration of 2 years from the date the Director ceases (for any reason) to serve as either an officer or director of the Company, and any claim or cause of action of the Company (or of any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such 2-year period.

         SECTION 10. INDEMNIFICATION OF DIRECTOR'S ESTATE. Notwithstanding any other provision of this Agreement, and regardless of whether indemnification of the Director would be permitted and/or required under this Agreement, if the Director is deceased, the Company shall indemnify and hold harmless the Director's estate, spouse, heirs, administrators, personal representatives and executors (collectively "the Director's Estate") against, and the Company shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Director or the Director's Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1, 2 or 3 hereof. Indemnification of the Director's Estate pursuant to this Section 10 shall be mandatory and not require a


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Determination or any other finding that the Director's conduct satisfied a particular standard of conduct.

         SECTION 11. REIMBURSEMENT OF ALL LEGAL EXPENSES. Notwithstanding any other provision of this Agreement, and regardless of the presence or absence of any Determination, the Company promptly (but not later than 30 days following the Director's submission of a reasonable accounting) shall reimburse the Director for all attorneys' fees, court costs and other related expenses (but not judgments, fines or amounts paid in settlement) incurred by the Director in connection with the investigation, defense, settlement or appeal of any action described in Section 1, 2 or 3 hereof (including, but not limited to, the matters specified in Section 6 hereof).

         SECTION 12. CONTROL OF THIRD-PARTY ACTIONS BY COMPANY. Promptly after the receipt by the Director of notice of the commencement of any action or proceeding described in Section 1 hereof, the Director shall, if a claim for indemnification and/or reimbursement in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company shall not relieve it from any liability that it may have to the Director. In case such action shall be brought against the Director and he shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Director. After notice from the Company of its election to assume the defense of any such action, the Company shall not be liable to the Director for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Company shall not have employed counsel reasonably satisfactory to the Director to represent the Director within a reasonable time after the notice of commencement of the action, or (ii) the Company has authorized the employment of counsel for the Director at the expense of the Company.

         SECTION 13. MISCELLANEOUS.

         13.1 NOTICE PROVISION. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received on the date personally delivered to the respective party to whom it is directed, or when deposited by registered or certified mail, with postage and charges prepaid and addressed to the parties at the addresses set forth above their signatures to this Agreement.

         13.2 ENTIRE AGREEMENT. Except for the Company's Bylaws, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.


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         13.3 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13.4 APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of Florida.

         13.5 EXECUTION IN COUNTERPARTS. This Agreement and any amendment may be executed simultaneously or in counterparts, each of which together shall constitute one and the same instrument.

         13.6 COOPERATION AND INTENT. The Company shall cooperate in good faith with the Director and use its best efforts to ensure that the Director is indemnified and/or reimbursed for liabilities described herein to the fullest extent permitted hereunder.

         13.7 AMENDMENT. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

         13.8 BINDING EFFECT. The obligations of the Company to the Director hereunder shall survive and continue as to the Director even if the Director ceases to be a director, officer, employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and, upon the death of the Director, to the benefit of the estate, heirs, executors, administrators and personal representatives of the Director.

         13.9 GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female and neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         13.10 NONEXCLUSIVITY. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Director shall otherwise be entitled to by statute, bylaw, agreement, vote of stockholders or otherwise.


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         13.11 EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

                                           THE COMPANY:

                                           Video Jukebox Network, Inc.
                                           1221 Collins Avenue
                                           Miami Beach, Florida  33139


                                           By: ________________________________
                                               Alan McGlade
                                               Chief Executive Officer



                                           THE DIRECTOR


                                           ------------------------------------


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